EXHIBIT 11.1

                             UOL PUBLISHING, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE LOSS

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

                                                       Year ended December 31,                    Six months ended
                                                       1993         1994           1995          1995          1996
                                                  ---------     ---------   -----------    ----------   -----------
Net loss per share:
Weighted average shares of common stock
outstanding.....................................    384,370      420,143        776,882       764,213       791,507
Shares of Series A and Series B Preferred Stock
and Preferred  Stock  Dividends  issued during
the twelve months period prior to the initial
filing of the S-1 (using the treasury stock
method).........................................    191,646      191,646        191,646       191,646       191,646
Shares of Common Stock issued during the twelve
month period prior to the initial filing of the
S-1 (using the treasury stock method)...........      3,469        3,469          3,469         3,469         3,469
Common equivalent shares from options, warrants
and convertible debt issued during the twelve
month period prior to the initial filing of the
S-1 (using the treasury stock method)...........     84,055       84,055         84,055        84,055        84,055
                                                  ---------     ---------   -----------    ----------   -----------
Total...........................................    663,540      699,313      1,056,052     1,043,383     1,070,677
                                                  =========     =========   ===========    ==========   ===========
Net loss .......................................  $(413,503)   $(687,258)   $(2,239,641)   $ (682,011)  $(1,144,075)

Accrued dividends to preferred stockholders ....         --           --       (174,830)      (55,940)     (127,710)
                                                  ---------     ---------   -----------    ----------   -----------
Net loss attributable to common stockholders  ..  $(413,503)    $(687,258   $(2,414,471)   $ (737,951)  $(1,271,785)
                                                  ---------     ---------   -----------    ----------   -----------

Net loss per share..............................  $   (0.62)    $   (0.98)  $     (2.29)   $    (0.71)  $     (1.19)
                                                  =========     =========   ===========    ==========   ===========
Pro forma net loss per share:
Weighted average shares of common stock
outstanding:....................................         --            --       776,882            --       791,508
Shares of Series A and Series B Preferred  Stock
and Preferred  Stock  Dividend issued  during the
twelve month  period prior the the initial filing
of the S-1 (using the treasury stock method).....        --            --       191,646            --       191,646
Shares of Common Stock issued during the twelve
month period prior to the initial filing of the
S-1 (using the treasury stock method)...........         --            --         3,469            --        3,469
Common  equivalent shares from options, warrants
and  convertible  debt issued during the twelve
month period prior to the initial filing of the
S-1 (using the treasury stock method)...........         --            --        84,055            --       84,055
Common equivalent shares from preferred stock
converted upon completion of offering...........         --            --       286,536            --       398,751
                                                  ---------     ---------   -----------    ----------   -----------
Total...........................................         --            --     1,342,588            --     1,469,429
                                                  =========     =========   ===========    ==========   ===========
Net loss........................................         --            --   $(2,239,641)           --   $(1,144,075)
Accrued dividends to preferred stockholders ....         --            --      (174,830)           --      (127,710)
                                                  ---------     ---------   -----------    ----------   -----------
Net loss attributable to common stockholders ...         --            --   $(2,414,471)           --   $(1,271,785)
                                                  =========     =========   ===========    ==========   ===========
Net loss per share..............................         --            --   $     (1.80)           --   $     (0.87)
                                                  =========     =========   ===========    ==========   ===========
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